Exhibit 99.1

Explanatory Note

Set forth below in this Exhibit 99.1 are the historical audited consolidated financial statements of Oppenheimer Acquisition Corporation as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, the related notes thereto and the related report of KPMG LLP, Oppenheimer Acquisition Corporation's independent audit firm, as of December 31, 2018. Unless the context otherwise requires, references to the terms "we," "our," or "us" used throughout this Exhibit 99.1 refer to Oppenheimer Acquisition Corporation ("OAC") and its subsidiaries (collectively, the "Company").

Exhibit 99.1

Independent Auditors’ Report
The Board of Directors and Shareholders
Invesco Ltd.:
We have audited the accompanying consolidated financial statements of Oppenheimer Acquisition Corporation and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oppenheimer Acquisition Corporation and its subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2018 in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter
As discussed in Note 1 to the consolidated financial statements, the Company has changed its method of accounting for revenue from contracts with customers in 2018 due to the adoption of ASC Topic 606, Revenue Recognition - Revenue from Contracts with Customers. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Denver, Colorado
June 27, 2019

Exhibit 99.1

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2018 and 2017
(Dollars in thousands)

	2018	2017
Assets
Cash and cash equivalents	$608,205	414,778
Accounts receivable
Management and investment advisory service fees	23,414	26,934
Distribution and service plan fees	19,768	23,882
Other	29,569	24,335
Investments	475,349	526,749
Investments for deferred compensation arrangements	153,450	178,504
Deferred sales commissions	6,885	8,962
Property and equipment, less accumulated depreciation	111,899	104,341
Goodwill	610,468	610,381
Intangible assets	92,673	92,819
Secured demand notes receivable	100,000	100,000
Net deferred tax assets	21,736	11,190
Prepaid assets	19,401	24,175
Assets related to discontinued operations	284	2,391
Total assets before consolidated variable interest entities	2,273,101	2,149,441
Assets of consolidated variable interest entities:
Cash	33,635	10,151
Investments	306,278	265,222
Other assets	4,346	3,445
Total assets of consolidated variable interest entities	344,259	278,818
Total assets	$2,617,360	2,428,259

See accompanying notes to consolidated financial statements.

Exhibit 99.1

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2018 and 2017
(Dollars in thousands)

	2018	2017
Liability and Shareholders' Equity
Liabilities:
Distribution and service plan fee payable	$65,232	74,823
Accounts payable and accrued expenses	98,567	129,213
Accrued compensation	244,100	220,655
Deferred compensation arrangements	139,409	156,646
Note payable	50,073	—
Notes payable under subordinated secured demand note collateral agreement	100,000	100,000
Income taxes payable	108,480	142,014
Other	76,588	60,948
Liabilities related to discontinued operations	1,576	2,775
Total liabilities before consolidated variable interest entities	884,025	887,074
Liabilities of consolidated variable interest entities:
Other liabilities	6,215	2,121
Total liabilities of consolidated variable interest entities	6,215	2,121
Total liabilities	890,240	889,195
Commitments and contingencies (See Note 15)
Temporary equity:
Redeemable noncontrolling interests in consolidated entities	114,509	68,233
Permanent equity:
Class A common stock – voting; $0.001 par value. Authorized, issued, and outstanding 21,600,000 shares in 2018 and 2017	22	22
Class B common stock – voting; $0.001 par value. Authorized 18,400,000 shares; issued 14,030,901 shares; and outstanding,13,013,900 shares in 2018 and 2017	14	14
Class C common stock – nonvoting; $0.001 par value. Authorized 45,000,000 shares; issued 27,154,569 and 26,890,450 shares; and outstanding 23,745,437 and 23,541,105 shares in 2018 and 2017, respectively	27	27
Additional paid-in capital	1,034,887	1,004,234
Accumulated other comprehensive loss	(1,073)	(1,073)
Retained earnings	931,647	814,220
Treasury stock, Class B common: 1,017,001 shares; and Class C common: 3,409,133 and 3,349,345 shares in 2018 and 2017, respectively	(352,913)	(346,613)
Total permanent equity	1,612,611	1,470,831
Total liabilities, temporary and permanent equity	$2,617,360	2,428,259

See accompanying notes to consolidated financial statements.

Exhibit 99.1

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Income
Years ended December 31, 2018, 2017, and 2016
(Dollars in thousands)

	2018	2017	2016

Revenue:
Management and investment advisory service fees	$1,489,779	1,428,922	1,294,437
Transfer agency revenue	315,258	318,476	318,038
Distribution and service plan fees	403,830	28,093	31,708
Other	41,560	52,457	61,008
Total revenue	2,250,427	1,827,948	1,705,191
Operating expenses:
Compensation and benefits	609,020	634,043	583,962
Selling, general and administrative	577,006	619,692	594,835
Distribution and service plan expenses	383,020	—	—
Amortization of deferred sales commissions	18,681	22,811	25,941
Total operating expenses	1,587,727	1,276,546	1,204,738
Operating income	662,700	551,402	500,453
Other income (expense):
Net investment gains (losses)	(61,845)	21,493	(338)
Dividends and interest income	46,148	28,670	17,476
Interest expense	(2,558)	(2,158)	(1,860)
Income from continuing operations before income taxes	644,445	599,407	515,731
Income tax provision (benefit):
Current	138,557	213,673	172,485
Deferred	(10,546)	2,939	(375)
Total income tax provision from continuing operations	128,011	216,612	172,110
Income from continuing operations	516,434	382,795	343,621
Income (loss) from discontinued operations	(529)	669	51,533
Net income	515,905	383,464	395,154
Net income (loss) attributable to noncontrolling interest	(15,624)	5,511	6,358
Net income attributable to OAC	$531,529	377,953	388,796

See accompanying notes to consolidated financial statements.

Exhibit 99.1

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Changes in Shareholders' Equity
Years ended December 31, 2018, 2017, and 2016
(Dollars and shares in thousands)

	Equity attributable to OAC shareholders
	Common stock						Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Appropriated retained earnings-VIE	Treasury stock	Total permanent equity	Redeemable noncontrolling interests in consolidated entities Temporary equity
	Class A shares outstanding	Amount	Class B shares outstanding	Amount	Class C shares outstanding	Amount
Balances, December 31, 2015	21,600	22	13,014	14	23,553	26	963,373	(1,073)	669,717	(5,766)	(281,336)	1,344,977	141,743
Cumulative Effect of Change in accounting principle	—	—	—	—	—	—	2,882	—	(3,382)	5,766	—	5,266	—
Balances, December 31, 2015	21,600	22	13,014	14	23,553	26	966,255	(1,073)	666,335	—	(281,336)	1,350,243	141,743
Share-based payment arrangements, net	—	—	—	—	427	1	10,910	—	—	—	—	10,911	—
Dividends declared	—	—	—	—	—	—	—	—	(309,513)	—	—	(309,513)	—
Repurchase of treasury stock	—	—	—	—	(1,314)	—	—	—	—	—	(142,611)	(142,611)	—
Issuance of common stock from treasury	—	—	—	—	896	—	—	—	—	—	98,433	98,433	—
Noncontrolling interest subscriptions	—	—	—	—	—	—	—	—	—	—	—	—	450,059
Noncontrolling interest distributions	—	—	—	—	—	—	—	—	—	—	—	—	(205,830)
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	6,358
Net income attributable to OAC	—	—	—	—	—	—	—	—	388,796	—	—	388,796	—
Balances, December 31, 2016	21,600	22	13,014	14	23,562	27	977,165	(1,073)	745,618	—	(325,514)	1,396,259	392,330
Share-based payment arrangements, net	—	—	—	—	195	—	27,069	—	—	—	—	27,069	—
Dividends declared	—	—	—	—	—	—	—	—	(309,351)	—	—	(309,351)	—
Repurchase of treasury stock	—	—	—	—	(276)	—	—	—	—	—	(26,885)	(26,885)	—
Issuance of common stock from treasury	—	—	—	—	60	—	—	—	—	—	5,786	5,786	—
Noncontrolling interest subscriptions	—	—	—	—	—	—	—	—	—	—	—	—	160,999
Noncontrolling interest distributions	—	—	—	—	—	—	—	—	—	—	—	—	(490,607)
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	5,511
Net income attributable to OAC	—	—	—	—	—	—	—	—	377,953	—	—	377,953	—
Balances, December 31, 2017	21,600	22	13,014	14	23,541	27	1,004,234	(1,073)	814,220	—	(346,613)	1,470,831	68,233
Share-based payment arrangements, net	—	—	—	—	264	—	30,653	—	—	—	—	30,653	—
Dividends declared	—	—	—	—	—	—	—	—	(414,102)	—	—	(414,102)	—
Repurchase of treasury stock	—	—	—	—	(109)	—	—	—	—	—	(11,445)	(11,445)	—
Issuance of common stock from treasury	—	—	—	—	49	—	—	—	—	—	5,145	5,145	—
Noncontrolling interest subscriptions	—	—	—	—	—	—	—	—	—	—	—	—	191,016
Noncontrolling interest distributions	—	—	—	—	—	—	—	—	—	—	—	—	(129,116)
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	(15,624)
Net income attributable to OAC	—	—	—	—	—	—	—	—	531,529	—	—	531,529	—
Balances, December 31, 2018	21,600	$22	13,014	$14	23,745	$27	1,034,887	(1,073)	931,647	—	(352,913)	$1,612,611	$114,509
See accompanying notes to consolidated financial statements.

Exhibit 99.1

OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2018, 2017, and 2016
(Dollars in thousands)

	2018	2017	2016

Continuing operations:
Cash flows provided by (used in) operating activities of continuing operations:
Income from continuing operations	$516,434	382,795	343,621
Adjustments to reconcile income from continuing operations to cash provided by (used in) operating activities:
Unrealized loss (gain) on investments	28,356	(19,776)	12,603
Realized loss (gain) on investments	(35,412)	63,429	(18,014)
Depreciation and amortization	22,547	22,214	21,846
Share-based payment arrangements	43,939	44,473	46,976
Deferred income taxes	(10,546)	2,939	(375)
Amortization of deferred sales commissions	18,681	22,811	25,941
Changes in operating assets and liabilities before consolidated variable interest entities:
Management and investment advisory service fees receivable	3,520	(2,275)	(4,137)
Distribution and service plan fees receivable	4,114	173	1,127
Other receivable	(5,359)	2,366	(15,137)
Investments	40,445	(236,521)	(16,425)
Investments for deferred compensation arrangements	25,054	(27,599)	(12,695)
Deferred sales commissions	(16,604)	(18,120)	(19,713)
Other assets	4,594	(1,929)	(5,040)
Distribution and service plan fee payable	(9,591)	(1,588)	(5,233)
Accounts payable and accrued expenses	(30,646)	1,090	20,997
Accrued compensation	22,165	16,585	(27,079)
Deferred compensation arrangements	(17,237)	23,920	8,259
Income taxes payable	(33,164)	85,606	93,510
Other liabilities	13,299	6,373	(20,165)
Changes in operating assets and liabilities of consolidated variable interest entities	(61,347)	(56,864)	(553,939)
Cash provided by (used in) operating activities of continuing operations	523,242	310,102	(123,072)
Cash flows used in investing activities of continuing operations:
Purchase of property and equipment	(29,959)	(10,727)	(29,205)
SNW acquisition, net of cash acquired	—	(8,163)	—
Cash used in investing activities of continuing operations	(29,959)	(18,890)	(29,205)
Cash flows provided by (used in) financing activities of continuing operations:
Increase in noncontrolling interests	80,064	38,438	370,621
Issuance of common stock and exercise of options	—	—	1
Payments related to tax withholding on share-based payment compensation	(12,006)	(12,853)	(30,389)
Repurchase of treasury stock	(11,445)	(26,885)	(142,611)
Issuance of stock from treasury	5,145	5,786	98,433
Dividends paid	(411,561)	(309,712)	(308,388)
Proceeds on loan payable	50,000	—	—
Cash used in financing activities of continuing operations	(299,803)	(305,226)	(12,333)
Increase (decrease) in cash and cash equivalents of continuing operations	193,480	(14,014)	(164,610)
Cash and cash equivalents of continuing operations, beginning of year	414,778	429,608	594,287
Cash effect of investment deconsolidation of continuing operations	(53)	(816)	(69)
Cash and cash equivalents of continuing operations, end of year	$608,205	414,778	429,608
Discontinued operations:
Cash provided by (used in) operating activities of discontinued operations	$(982)	494	(1,373)
Increase (decrease) in cash and cash equivalents of discontinued operations	(982)	494	(1,373)
Cash and cash equivalents of discontinued operations, beginning of year	1,200	706	2,079
Cash and cash equivalents of discontinued operations, end of year	$218	1,200	706
Supplemental cash flow information for continuing operations:
Taxes paid	172,091	128,177	78,975
Supplemental disclosure of non cash financing transaction:
Issuance of secured demand note	—	100,000	—

See accompanying notes to consolidated financial statements.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

(1)	The Company and its Significant Accounting Policies
Oppenheimer Acquisition Corporation, a Delaware corporation, and subsidiaries (collectively, the Company or OAC) is engaged in the business of organizing, managing, and distributing registered investment companies (hereafter referred to as mutual funds), separate accounts, institutional accounts, and other investment products. OAC is a holding company that owns the outstanding stock of OppenheimerFunds, Inc. (OFI) and Tremont Group Holdings, LLC (Tremont). OAC is ultimately controlled by Massachusetts Mutual Life Insurance Company (Mass Mutual). At December 31, 2018 and 2017, Mass Mutual owned 98.96% and 99.22%, respectively, of the outstanding shares of OAC.
On October 17, 2018, Mass Mutual and Invesco Ltd. (Invesco) signed a definitive agreement whereby Invesco will acquire OAC. Under the terms of the agreement, Invesco acquired OAC with consideration to Mass Mutual and OAC employee shareholders consisting of $19.6 million in cash, 81.9 million shares of Invesco common equity and $4.0 billion in perpetual, non-cumulative preferred shares with a 21-year non-call period and a fixed rate of 5.9%. The 81.9 million shares are comprised of 75,716,615 common shares issued on the closing date and 6,142,693 Invesco restricted stock awards granted to OAC employee shareholders. The transaction closed on May 24, 2019. In connection with the Invesco transaction, Mass Mutual granted retention bonuses of approximately $205,000 to key employees of the Company. The retention bonuses are subject to the key employees remaining employed with the Company at closing of the transaction at which point a portion of the retention bonus is paid, and the remaining bonus is paid on either the 1st, 2nd or 3rd anniversary dates from the closing of the transaction. Such liability has not been recorded by the Company as of December 31, 2018.
OFI and Tremont own all of the outstanding stock of the following subsidiaries (unless otherwise noted):

•	OFI owns:

–	OFI Global Asset Management, Inc.

–	OppenheimerFunds Distributor, Inc. (OFDI)

–	Shareholder Services, Inc.

–	OFI Private Investments, Inc.

–	OFI SteelPath, Inc.

–	Oppenheimer Real Asset Management, Inc.

–	OFI Advisors, LLC (previously VTL Associates, LLC) owns:

•	Index Management Solutions, LLC

–	OFI Global Institutional, Inc. owns:

•	HarborView Asset Management Corporation (HVAMC)

•	OFI Global Trust Company

•	Trinity Investment Management Corporation

•	OFI International Ltd.

•	SNW Asset Management Corporation owns:

◦	SNW Asset Management, LLC

•	Tremont owns:

–	Tremont Partners, LLC

–	Tremont GP, LLC

–	Tremont (Bermuda) Limited
As discussed in note 17, Discontinued Operations, Tremont ceased its operations as of December 31, 2009.

(a)	Principles of Consolidation
The accompanying consolidated financial statements include the accounts of OAC and its wholly owned subsidiaries. The Company is the majority shareholder in certain of the Company’s mutual funds and various other investment vehicles and, therefore, consolidates these investments.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities (VIEs), and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary of the VIE, then that entity is included in the consolidated financial statements. All significant intercompany transactions and balances have been eliminated in consolidation. The noncontrolling interest in these investment vehicles is classified within shareholders’ equity on the consolidated balance sheets. Earnings and losses related to the consolidated mutual funds and investment vehicles were recorded as net income or loss attributable to noncontrolling interests on the consolidated statements of income.

(b)	Cash and Cash Equivalents
For the purpose of presenting the consolidated statements of cash flows, cash on deposit and investments in money market mutual funds are considered cash and cash equivalents.

(c)	Limited Purpose Broker/Dealer
OFDI does not receive or transmit customer funds consistent with its exemption under Rule 15c3-3(k)(1) of the Securities Exchange Act of 1934 (SEA) whereby its securities activities are limited to serving as a distributor and/or underwriter for certain registered investment companies managed by OFI.

(d)	Investments
The Company holds investments consisting principally of debt securities, equity securities, and shares of certain of the Company’s mutual funds, Exchange Traded Funds (ETFs) and Undertakings for Collective Investments in Transferable Securities (UCITS) funds. Investments are recorded on trade date and carried at fair value with gains and losses from the sales of investments, as well as changes related to fair value, included in income. Realized gains and losses on securities sold are determined on the basis of identified cost. Fair value of mutual funds is based on the quoted net asset value of the funds, and fair value of ETFs, debt securities, and equity securities is based on quoted prices in active markets or other appropriate valuation methods. The Company accounts for its unconsolidated investments in limited liability company proprietary investment funds using the equity method of accounting.
Dividend income is recorded on the ex‑dividend date and interest income is recorded on an accrual basis. Discount and premium, which are included in dividends and interest income on the consolidated statement of income, are amortized or accreted daily.

(e)	Fair Value Measurements
The Company’s financial assets and liabilities include cash and cash equivalents, investments, accounts receivable, secured demand notes receivable, accounts payable, and notes payable. The carrying value of the Company’s cash and cash equivalents, and accounts receivable and payable approximate their fair values due to their short‑term nature. The carrying values of secured demand notes receivable and notes payable approximate their fair value due to the nature of their contractual agreements. The carrying value of the Company’s investments equals their fair value, which are based upon quoted prices in active markets or other appropriate valuation methods. If listed prices or quotes are not available, fair value is generally based upon market or income-based models that primarily use observable inputs, or other inputs, such as single broker quotes.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The framework for measuring fair value and the valuation hierarchy are based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation hierarchy contains three levels:
Level 1 - Unadjusted quoted prices in active markets for identical assets and liabilities (including securities actively traded on a securities exchange)
Level 2 - inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risk, etc.)
Level 3 - significant unobservable inputs (including the Company’s own judgments about assumptions that market participants would use in pricing the asset or liability)

(f)	Derivatives
The Company and its consolidated investment funds use futures, swaps, and other derivative instruments to mitigate market, interest rate, foreign currency, and credit risk on certain of its investments. Such contracts are recorded on trade date and carried at fair value, with unrealized and realized gains and losses included in operating results. Cash flows generated by these derivatives are classified as operating. All derivatives are required to be accounted for as assets or liabilities, at fair value. The Company did not elect to employ hedge accounting.

(g)	Property and Equipment
Property and equipment is recorded at cost and depreciated over their estimated useful lives using the straight‑line method. Leasehold improvements are amortized using the straight‑line method over the shorter of the lease term or estimated useful life of the asset.
Purchased software is recorded at cost. Internally developed software costs incurred in the preliminary project stage, as well as training and maintenance costs, are expensed as incurred. Direct and indirect costs associated with the application development stage of internally developed software are capitalized until such time that the software is substantially complete and ready for its intended use. Capitalized costs are amortized on a straight‑line basis over estimated useful lives from three to five years.
The following is a summary of property and equipment:

	Depreciation life (in whole years)
		As of December 31,
		2018	2017
Hardware and software	3-5	$139,589	114,407
Furniture, fixtures, and equipment	3-5	32,245	32,267
Leasehold improvements	5-15	71,957	72,746
Buildings	5-30	35,927	35,666
Land		2,572	2,583
		282,290	257,669
Less: Accumulated Depreciation		(170,391)	(153,328)
Total		$111,899	104,341

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

Depreciation expense was $22,401, $21,918 and $21,240 for the years ended December 31, 2018, 2017 and 2016, respectively, and has been included in selling, general and administrative expenses.

(h)	Goodwill and Intangible Assets
Goodwill and indefinite‑lived intangible assets are not amortized, but rather reviewed for impairment annually (or more frequently if impairment indicators arise). Separable intangible assets that are not deemed to have an indefinite life are amortized over their estimated useful lives, and are also subject to impairment review.

(i)	Deferred Sales Commissions
Sales commissions paid to broker/dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over the estimated period in which they will be recovered from distribution and service plan fees and/or contingent deferred sales charges, ranging over 12 months to 6 years, depending on share class. In 2012, the funds stopped offering Class B shares, which originally had a 6 year amortization period, for new purchases. The Company determined that the unamortized deferred sales commissions were recoverable at December 31, 2017. As of December 31, 2018, the Class B shares were fully amortized.

(j)	Share‑Based Payment Arrangements
The Company offers various types of share‑based payment arrangements to its employees under plans approved by the compensation committee.
Compensation cost is based on grant date fair value for equity classified awards and intrinsic value for liability classified awards and is recorded as a charge to income over the term of the award, considering vesting provisions, net of forfeiture assumptions. The requisite service period for equity classified awards and phantom restricted unit awards is the vesting period. The requisite service period for restricted stock performance awards consists of the probable term to achieve the performance goal and the vesting period. For equity classified awards with graded vesting, all separately vesting tranches are treated as a single award, recognizing compensation cost on a straight‑line basis over the requisite service period for the entire award. For awards that cliff vest, compensation cost is recognized on a straight‑line basis over the requisite service period. Fair value is determined based on a formula. The Company recognizes excess tax benefits and tax deficiencies on share-based payment awards in the statement of income in the period the benefit is realized.
Awards are either equity or liability classified depending on the manner in which the awards are permitted to be settled and whether they have provisions that permit the employee to avoid bearing the risks and rewards normally associated with equity share ownership for a reasonable period of time from the date the requisite service is rendered and the shares are issued.
Certain of the Company’s awards contain nonsubstantive vesting conditions, whereby an employee’s unvested awards immediately vest at the time of achieving retirement eligible status. Compensation cost is recognized over the period from the grant date to the date that an employee becomes retirement eligible.
The Company has a policy of issuing new shares upon exercise of awards.
The maximum number of shares that may be subject to share‑based payment awards is 15 million.

(k)	Income Taxes
Income taxes due to governmental taxing authorities are based on the Company’s best estimate of its current and deferred tax assets/liabilities. Deferred income taxes are provided for temporary differences that exist between financial reporting and tax bases of assets and liabilities. The effective tax rate is different

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

from the statutory tax rate due primarily to changes in valuation allowances and permanent differences caused by items such as state taxes, tax exempt interest, reserves for uncertain tax positions, and share based payments.
The Company is included in a consolidated U.S. federal income tax return with Mass Mutual and Mass Mutual’s eligible U.S. subsidiaries. The Company also files income tax returns in various states. The Company, Mass Mutual, and Mass Mutual’s eligible subsidiaries and certain affiliates (the Parties) have executed and are subject to a written tax allocation agreement (the Agreement). The Agreement sets forth the manner in which the total combined federal income tax is allocated among the Parties. The Agreement provides the Company with the enforceable right to recoup federal income taxes paid in prior years in the event of future net losses, which it may incur. Further, the Agreement provides the Company with the enforceable right to utilize its net losses carried forward as an offset to future net income subject to federal income taxes.
On December 22, 2017, the president signed into law H.R. 1/Public Law 115-97, commonly known as the Tax Cuts and Jobs Act (the “Act”). The Act contains several key provisions that have significant financial statement effects. These effects include remeasurement of deferred taxes and expensing of certain capital costs. The Act reduces the corporate tax rate to 21 percent effective January 1, 2018. The Company remeasured its deferred taxes as of the enactment date and recognized an $894 increase in its net deferred tax assets as a discrete item in income tax provision from continuing operations.

(l)	Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(m)	Advertising
Advertising expenses are expensed as incurred. Total advertising expenses for the years ended December 31, 2018, 2017 and 2016 were $33,789, $36,288 and $40,233, respectively. These expenses are included in selling, general, and administrative expenses in the accompanying consolidated statement of income.

(n)	Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification Topic 605, “Revenue Recognition”, and requires entities to recognize revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 permits the use of either the retrospective or cumulative effect transition method. The FASB has issued several amendments to the standard, including principal versus agent guidance and identifying performance obligations.

The Company adopted ASU 2014-09 effective January 1, 2018 using the modified retrospective transition method applied to those contracts which were not completed as of that date. Prior period information has not been restated. The key impact of the standard relates to the Company’s presentation of distribution fees paid to third-party broker/dealers in the Company’s consolidated statements of income, which were

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

previously presented net against revenue (contra-revenue) and are now presented as an expense on a gross basis. Revenue recognition related to management and investment advisory revenue, including performance fees, and transfer agency revenue, which represents a substantial portion of the Company’s revenue, remained unchanged. No cumulative effect adjustment to retained earnings was recorded as a result of the adoption of ASU 2014-09. The impact of ASU 2014-09 adoption on the Company’s statement of income for the year ended December 31, 2018 is an increase of $383,020 in distribution and service plan fees revenue and an increase in distribution and service plan expenses of the same amount. See note 2, Revenue Recognition, for revenue recognition disclosures required by ASU 2014-09.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). ASU 2016-01 amends guidance on the classification and measurement of financial instruments, including requiring an entity to measure substantially all equity securities (other than those accounted for under the equity method of accounting) at fair value through income. ASU 2016-01 also amends certain disclosure requirements associated with the fair value of financial instruments. The Company adopted ASU 2016-01 using a modified retrospective approach as of January 1, 2018. Prior to adoption of ASU 2016-01, the Company carried its investments, except those accounted for using the equity method of accounting, at fair value with gains and losses from the sales of investments, as well as changes related to fair value, included in income. As such, adoption of ASU 2016-01 did not have a material effect on the Company’s consolidated statement of income and balance sheet.
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 created Accounting Standards Codification (“ASC”) Topic 842, which supersedes the lease accounting guidance in ASC Topic 840. Topic 842 requires lessees to recognize right-of-use assets and lease liabilities arising from most operating leases on the lessee’s balance sheet. The new guidance also expands and adds to the lease disclosure requirements. ASU 2016-02 requires a modified retrospective transition method approach for adoption. The update provides optional practical expedients that permit entities to effectively account for leases commenced before the effective date in accordance with Topic 840. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which added an alternative transition method. The alternative transition method allows entities to initially apply the new leases guidance prospectively at adoption and not apply ASU 2016-02 in the comparative periods. The FASB has also issued other updates to Topic 842, providing additional guidance for land easements, measurement and reassessment of lease term and classification.

ASU 2016-02 is effective for public business entities on January 1, 2019. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments (“ASU 2017-13”). ASU 2017-13 permits certain public business entities a one year deferral on adoption of ASU 2016-02. The Company meets the requirements for this deferral and will adopt the ASU effective January 1, 2020. The Company will adopt the new guidance on a modified retrospective basis using the transition option permitted by ASU 2018-11, and the package of practical expedients available in ASU 2016-02. The Company anticipates a material increase to total assets and liabilities on our consolidated balance sheets on a prospective basis due to the addition of right-of-use assets and lease liabilities. The Company does not anticipate a material impact on the consolidated statements of income or cash flows.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which amends the guidance for evaluating the impairment of financial instruments. The new guidance adds an impairment model that is based on expected losses rather than incurred

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

losses. The new guidance is effective for the Company on January 1, 2020. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated statement of income or balance sheet.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15"), which amended and clarified the existing guidance to reduce diversity in practice of the classification of certain cash receipts and payments in the statement of cash flows. In November 2016, the FASB issued ASU 2016-18, Restricted Cash (“ASU 2016-18”), which clarified the classification and presentation of restricted cash in the statement of cash flows. The Company adopted ASU 2016-15 and ASU 2016-18 as of January 1, 2018 retrospectively to all periods presented. The adoption of ASU 2016-15 and ASU 2016-18 did not have a material effect on the Company’s consolidated statements of cash flows.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The new guidance eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. ASU 2017-04 is effective for the Company on January 1, 2020. Early adoption is permitted. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated statement of income or balance sheet.
In August 2018, the FASB issued ASU 2018-13, Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which adds, modifies and removes certain disclosure requirements for fair value measurements. The new guidance is effective for the Company on January 1, 2020. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software: Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract (“ASU 2018-15”). The new guidance aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for the Company on January 1, 2020. Early adoption is permitted. The amendments allow either a retrospective or prospective approach to all implementation costs incurred after adoption. The Company is currently evaluating the effect that ASU 2018-15 will have on its consolidated statement of income and balance sheet.

(2)	Revenue Recognition
Revenue earned during the periods presented under agreements with clients includes the following:

Year ended December 31, 2018	Management and investment advisory service fees	Transfer agency revenue	Distribution and service plan fees	Other revenue	Total revenue
U.S. mutual funds	$1,359,094	$315,258	$403,830	$17,626	$2,095,808
Sub-advisory agreements	59,242	—	—	—	59,242
Other products	71,443	—	—	23,934	95,377
Total revenue	$1,489,779	$315,258	$403,830	$41,560	$2,250,427

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

Year ended December 31, 2017	Management and investment advisory service fees	Transfer agency revenue	Distribution and service plan fees	Other revenue	Total revenue
U.S. mutual funds	$1,301,796	$318,476	$28,093	$18,697	$1,667,062
Sub-advisory agreements	62,721	—	—	—	62,721
Other products	64,405	—	—	33,760	98,165
Total revenue	$1,428,922	$318,476	$28,093	$52,457	$1,827,948
Year ended December 31, 2016	Management and investment advisory service fees	Transfer agency revenue	Distribution and service plan fees	Other revenue	Total revenue
U.S. mutual funds	$1,174,812	$318,038	$31,708	$20,514	$1,545,072
Sub-advisory agreements	58,095	—	—	—	58,095
Other products	61,530	—	—	40,494	102,024
Total revenue	$1,294,437	$318,038	$31,708	$61,008	$1,705,191

Other revenue from U.S. mutual funds includes upfront sales commissions and expense reimbursement from investment funds. Other revenue from other products primarily relates to individual retirement account maintenance fees.
Revenue is recognized upon transfer of control of promised services to customers in an amount that reflects consideration to which the Company expects to be entitled in exchange for those services (the “transaction price”). The Company enters into contracts that can include multiple services, which are accounted for separately if they are determined to be distinct. Consideration for the Company’s services is generally in the form of variable consideration because the amount of fees is subject to market conditions that are outside of the Company’s influence. The Company includes variable consideration as part of its transaction price when it is no longer probable of significant reversal, i.e. when the associated uncertainty is resolved.
For some contracts with customers, the Company has discretion to involve a third party in providing services to the customer. Generally, the Company is deemed to be the principal in these arrangements because the Company controls the promised services before they are transferred to customers, and accordingly presents the revenue gross of the related costs.
Performance obligations for management and investment advisory services and transfer agency services are considered to be a series of distinct services that are substantially the same and are satisfied daily. Fees for these services are recognized over time as the services are performed. Such fees are primarily based on agreed-upon percentages of assets under management (AUM). These fees are affected by changes in AUM, including market appreciation or depreciation, foreign exchange translation and net inflows or outflows. Management and investment advisory service fees for investment funds are shown net of fees waived pursuant to contractual expense limitations of the funds or voluntary waivers. In addition, the Company may contract with third parties to provide sub-advisory or sub-transfer agent services on its behalf. The Company presents the investment advisory fees and transfer agency revenue and associated costs on a gross basis in the consolidated statements of income as it is deemed to be the principal in these arrangements.
The Company receives performance fees under certain of its management and investment advisory contracts. These performance fees are dependent upon exceeding specified relative or absolute investment return thresholds,

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

which may vary by product or account, and include annual or longer measurement periods. Performance fees are recognized when it is determined that they are no longer probable of significant reversal, such as when the amount of AUM becomes known as of the end of a specified measurement period. A portion of the performance fees the Company recognizes in the current period may be related to the services performed in prior periods that meet the recognition criteria in the current period.
The Company serves as the primary underwriter and distributor to the mutual funds it manages and receives fees from the funds and the investors in the funds for the services of selling fund shares and providing distribution services to the funds. The Company recognizes the upfront sales commissions for front-end load funds on a trade date basis when the services are performed and the amount the Company is entitled to is known. The upfront sales commissions are included in other revenue in the Company’s consolidated statements of income.
The Company accounts for fund distribution services and shareholder servicing as distinct performance obligations, because customers can benefit from each of the services on their own and because the services are separately identifiable (that is, the nature of the promised services is to transfer each service individually). Fund distribution service fees are satisfied at a point in time (trade date) but are paid over time. These fees are variable as they are dependent upon net asset values of the funds and investor activities in periods after the trade date. Due to this constraint, the Company recognizes fund distribution service fees when the net asset values of the funds are known. Consequently, distribution fees recognized in the current period primarily relate to performance obligations that were satisfied in prior periods. The shareholder services performance obligation is considered to be a series of distinct services that are substantially the same and are satisfied daily. Fees for these services are recognized over time as the services are performed. The Company contracts with third parties for various fund distribution services and shareholder servicing of certain funds to be performed on its behalf. These arrangements are generally priced as a portion of the fee paid to the Company by the fund or as an agreed-upon percentage of net asset value. The Company presents its distribution and shareholder servicing fees and distribution and shareholder servicing costs incurred on a gross basis in the consolidated statements of income as it is deemed to be the principal in such transactions.
The Company earns revenue for providing account maintenance services for individual retirement accounts (IRAs) sponsored by the Company. IRA maintenance revenue is earned based on annual fixed fee for each account. Account maintenance services performance obligation is considered to be a series of distinct services that are substantially the same and are satisfied daily. IRA maintenance fees are included in other revenue in the Company’s consolidated statements of income. The Company receives IRA maintenance fees annually in January, based on the accounts outstanding at the time of payment. Additionally, the Company receives maintenance fees for new IRAs opened during the year a calendar quarter after the account is opened. The Company recognizes IRA maintenance fee revenue over time as services are performed.
The Company incurs certain costs in connection with its performance obligation to provide management and investment advisory services for which it receives reimbursement from the investment funds. Such costs are included in selling, general, and administrative expenses in the Company’s consolidated statements of income. Presentation of the related reimbursement from the funds depends on the nature of the Company’s promise in arranging for the services to be provided and whether the Company controls the services provided by third parties before they are transferred to the funds. If the Company does not control the services, it is acting in the capacity of an agent and reimbursement for these costs is presented on a net basis, as a reduction of selling, general, and administrative expenses in the Company’s consolidated statements of income. If the Company controls the services before they are transferred to the funds, it is acting in the capacity of a principal and reimbursement for these costs is presented on a gross basis in other revenue in the Company’s consolidated statements of income.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

(3)	Acquisitions
On April 28, 2017, the Company acquired SNW Asset Management Corporation (SNW). SNW has one wholly-owned subsidiary, SNW Asset Management LLC (SNWAM). SNWAM is a registered investment advisor under the Investment Advisers Act of 1940. SNWAM specializes in U.S dollar-denominated taxable and tax exempt fixed income investment strategies. All client assets managed by SNWAM are in separately managed accounts (SMAs). The acquisition expands OFI’s fixed income offering into high quality municipal bonds and customized separately managed accounts.

(a)	Purchase Price
The purchase price, which is also the total consideration transferred, for the Company’s acquisition of SNW was $12,377, which reflects $10,070 of cash paid at closing and $2,307 of contingent consideration. All acquisition costs have been expensed.

(b)	Contingent Consideration
The Company may become obligated to pay the sellers additional consideration contingent upon the attainment of certain performance objectives. The agreement between the Company and SNW sellers includes the potential for earn-out payments in years 3, 4, and 5 after the acquisition. Each earn-out payment is capped at a maximum of $2,000, with the total of all three earn-out payments not to exceed $6,000 in any case.
The contingent consideration will be settled in cash and is included as part of other liabilities on the Company’s consolidated balance sheet at December 31, 2018 and 2017. The Company recorded $2,307 as the acquisition date fair value of this contingent consideration. Subsequent to the acquisition date, this liability will be re-measured to fair value at each reporting date until the contingency is resolved. Any increase or decrease in fair value will be recorded as expense or income on the Company’s consolidated statement of income. Based on remeasurement performed as of December 31, 2018, no adjustment to the liability was needed.

(c)	Purchase Price Allocation
The SNW transaction was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their fair values at the date of the transaction. All of the excess of the purchase price over the fair value of assets acquired and liabilities assumed was recorded as goodwill. The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition, April 28, 2017:

Fair Value

Cash	$1,907
Deferred tax assets	113
Other assets	993
Intangible asset - amortizable	729
Goodwill	9,787
Deferred tax liability	(627)
Other liabilities	(525)
Contingent consideration	(2,307)
Net assets acquired	$10,070

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

Based on additional information obtained in February of 2018, the Company recorded an increase of $87 for income taxes payable to the initial amount of other liabilities determined as of April 28, 2017 and a corresponding increase of $87 to goodwill, which have been reflected in the above table.
The Company acquired $729 amortizable intangible asset related to SMA management contracts as part of SNW transaction. The Company will amortize this intangible asset over its useful life of 5 years as of the acquisition date.
The Company measured the fair value of the intangible asset acquired using a five year discounted cash flow model. The projected financial information used in the model contained various assumptions made by the Company, including, but not limited to, projected growth rates of AUM and projected annualized management fee rates.
Deferred tax assets acquired are measured at their estimated realizable value. The value of the deferred tax liability is based on the Company’s effective tax rate.
The Company measured the fair value of the contingent consideration liability using an expected present value technique. This technique required the Company to make certain assumptions about post-acquisition annual growth rates of SNW AUM, and probabilities of achieving those growth rates. The Company measured the fair value of goodwill as the residual balance of the purchase price after all purchase price allocations were made to the fair value of the other assets and liabilities. Significant changes to the assumptions used by the Company in its determination of the fair value of the SNW assets and liabilities would result in significant changes to the fair value of the intangible assets, contingent consideration liability, and goodwill.

(4)	Goodwill and Intangible Assets
The Company’s goodwill is summarized below:

Balance as of January 1, 2017
Goodwill	$720,681
Accumulated impairment losses	(120,000)
Net goodwill balance as of January 1, 2017	600,681
Goodwill acquired during the year	9,700
Balance as of December 31, 2017
Goodwill	730,381
Accumulated impairment losses	(120,000)
Net goodwill balance as of December 31, 2017	610,381
Adjustment to acquired goodwill	87
Balance as of December 31, 2018
Goodwill	730,468
Accumulated impairment losses	(120,000)
Net goodwill balance as of December 31, 2018	$610,468

Non-amortizable intangible assets, consisting of management contracts, had a carrying amount of $92,188 at December 31, 2018 and 2017.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

Amortizable intangible assets had a carrying amount of $485 and $631 at December 31, 2018 and 2017, respectively. At December 31, 2018 amortizable intangible assets consisted of $485 of SMA management contracts acquired as part of the SNW acquisition.
For the year ended December 31, 2018, the Company recognized $146 of amortization expense related to amortizable intangible assets. Future amortization expense related to SMA management contracts acquired as part of the SNW acquisition is expected to be $146 in 2019, 2020, and 2021, and $47 in 2022. The useful life of this intangible asset is 5 years.

(5)	Related Parties
The following is a summary of the significant balances, transactions, and relationships with affiliated companies and other related parties as of and for the years ended December 31, 2018, 2017 and 2016:

(a)	Officers, Directors, and Shareholders of the Company
Several officers, directors, and shareholders of the Company are officers, directors, or trustees of the mutual funds managed and distributed by the Company.

(b)	Broker/Dealer Commissions
The Company reallows or advances sales commissions on purchases of shares of certain mutual funds to affiliates of Mass Mutual. Those reallowances or advances of commissions are at rates set forth in the respective fund prospectuses.

(c)	Revenue‑Sharing and Servicing Arrangements
The Company makes payments to affiliates of Mass Mutual for certain revenue‑sharing and servicing arrangements. In 2018, 2017 and 2016, the Company expensed $14,149, $17,849 and $14,077, respectively, related to these arrangements. The balance payable was $3,342 and $4,917 at December 31, 2018 and 2017, respectively. These amounts are included in selling, general, and administrative expenses and accounts payable and accrued expenses in the accompanying consolidated statement of income and balance sheet, respectively.

(d)	Distribution and Service Plan Fees
The Company makes payments to affiliates of Mass Mutual pursuant to Rule 12b‑1 Plans adopted by the respective funds. In 2018, 2017 and 2016, the Company expensed $12,121, $12,199 and $10,354, respectively, in distribution and service plan fees to Mass Mutual. The balance payable was $2,955 and $3,122 at December 31, 2018 and 2017, respectively. These amounts are included in distribution and service plan expense and distribution and service plan fees payable in the accompanying consolidated statement of income and balance sheet, respectively.

(e)	Management and Investment Advisory Services
Affiliates of Mass Mutual provide investment subadvisory services to the Company. The Company incurred expenses of $3,754, $4,480 and $5,489 for these services in the years ended December 31, 2018, 2017 and 2016, respectively. The balance payable was $295 and $368 at December 31, 2018 and 2017, respectively. These amounts are included in selling, general, and administrative expenses and accounts payable and accrued expenses in the accompanying consolidated statement of income and balance sheet, respectively. Furthermore, the Company provides Mass Mutual and its affiliates investment advisory services. The Company recorded revenue of $13,272, $13,494 and $12,812 for the years ended December 31, 2018, 2017 and 2016, respectively; and $1,214 and $1,374 was receivable at December 31, 2018 and 2017, respectively, related to these agreements. These amounts are included in management and investment advisory service fees and other revenue in the accompanying consolidated statement of income and in

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

management and investment advisory services fees receivable and other accounts receivable in the accompanying consolidated balance sheet.

(f)	Dividend
The Board of Directors of the Company declared and paid a cash dividend to shareholders of Class A, B, and C shares of the Company in each of the months of July 2018, December 2018, December 2017, May 2016 and December 2016 in the amount of $3.47, $3.47, $5.20, $2.61 and $2.61 per share, respectively.

(g)	Treasury Stock
In March 2018, September 2018, September 2017 and April 2016 the Company reissued 27,237, 22,189, 60,333 and 895,580 shares of its Class C common stock, respectively, which was purchased by Mass Mutual for total consideration of $2,686, $2,459, $5,786 and $98,433, respectively.

(h)	Note Payable
On December 13, 2018, the Company entered into a loan agreement with MM Asset Management Holding, LLC, a wholly owned subsidiary of Mass Mutual, for $50,000. The note and accrued interest is payable at the earliest of the following dates: the acquisition by Invesco discussed in note 1, December 13, 2019, or a mutually agreed upon date between both parties. The note bears interest at a rate of 2.75%. The amount outstanding at December 31, 2018 was $50,073. As discussed in note 19, Subsequent Events, the Company fully repaid the note and accrued interest on May 22, 2019.

(6)	Employee Benefit Plan
The Company has a 401(k) Retirement Savings Plan (Plan), a defined contribution plan, in which all Company employees are eligible to participate. Beginning in January 2018, one year of service was no longer required under the Plan for Company matching contributions as employees are now eligible as of their employment commencement date. One year of service remained a requirement for discretionary contributions subject to Plan and statutory limits. For the years ended December 31, 2018, 2017 and 2016, the Company incurred expenses of $36,287, $30,386 and $26,712, respectively, under provisions of the Plan, which are included in compensation and benefits expenses on the Company’s consolidated statement of income. As discussed in note 19, Subsequent Events, the Plan was terminated effective May 23, 2019.

(7)	Deferred Compensation Arrangements
Certain employees of the Company participate in a nonqualified deferred compensation plan, which allows these employees to elect to defer a portion of their compensation related to prior service. Employees are credited with earnings on the deferrals using returns indexed to investments managed by the Company. At December 31, 2018 and 2017, deferred compensation payable (including earnings and losses on amounts deferred) in the amount of $111,559 and $129,240, respectively, was recorded. The Company funds the arrangements by investing in mutual funds. The fair value of the investments was $111,450 and $129,158 as of December 31, 2018 and 2017, respectively, and is recorded as an asset of the Company.
The Company grants awards to certain employees that are indexed to certain mutual funds managed by the Company. During 2018 and 2017, the Company granted $15,326 and $16,837, respectively, in such awards. The awards cliff vest over a requisite service period of three years. Upon vesting, participants receive the value of the award adjusted for earnings or losses attributable to the mutual funds to which the award was indexed, subject to tax withholding. At December 31, 2018 and 2017, respectively, deferred compensation payable (including earnings and losses on mutual funds) was $27,850 and $27,406. The Company funds the arrangement by making investments equal to the amount of the awards in the mutual funds selected by the participants. The fair value of the investments was $42,000 and $49,346 as of December 31, 2018 and 2017, respectively.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

(8)	Investments

(a)	Fair Value Investments
The Company’s investments consist principally of debt securities, equity securities, ETF’s, and shares of certain of the Company’s mutual funds and are carried at fair value. Gains and losses from the sales of investments, as well as changes related to fair value, are included in income. The amount included in net investment gains and losses in the accompanying consolidated statements of income as a result of the change in unrealized value of investments was $51,726 of losses, $23,724 of gains and $18,696 of gains for the years ended December 31, 2018, 2017 and 2016, respectively. The fair value of investments was $458,303 and $524,942 at December 31, 2018 and 2017, respectively, and the unrealized gains and losses relating to investments still held at December 31, 2018 and 2017 were $28,170 of losses and $23,288 of gains, respectively.

(b)	Equity Method Investments
The Company accounts for its unconsolidated investments in limited liability company proprietary investment funds using the equity method of accounting. Total investments accounted for under the equity method were $1,088 and $1,697 at December 31, 2018 and 2017, respectively. Gains and losses related to these investments were $599 of losses, $5 of losses and $17 of gains for the years ended December 31, 2018, 2017 and 2016, respectively.

(c)	Derivatives
The Company and its consolidated investment funds employ derivative strategies that utilize a variety of financial instruments such as forward foreign currency contracts, futures contracts, purchased or written put and call options, or swap contracts. These derivative strategies may be utilized to mitigate market, interest rate, foreign currency, and credit risk on certain of its seed capital investments in sponsored investments products, such as mutual funds, ETF’s and partnerships. Alternatively, these derivative strategies may be utilized by the Company’s consolidated investment funds to increase, decrease, or change the level or types of exposure to market, interest rate, equity, volatility, foreign currency, and credit risk. All such derivative instruments are recorded at fair value, with unrealized and realized gains and losses included in operating results. The Company did not elect to employ hedge accounting.
Derivatives may have little or no initial cash investment relative to their market value exposure and, therefore, can produce significant gains or losses in excess of their cost. This use of embedded leverage allows an entity to increase its market value exposure and can substantially increase the volatility of investment portfolio performance.
The following table summarizes the carrying values, which approximate fair value, and notional amounts of the Company’s derivative financial instruments, including derivative financial instruments from the consolidated investment funds:

		Assets
		December 31, 2018		December 31, 2017
	Balance sheet location	Carrying Value	Notional amount	Carrying Value	Notional amount
Swaps	Investments	$15,711	452,809	42	5,699
Options	Investments	—	—	66	13,657
Derivatives from consolidated funds:
Swaps	Investments	244	5,353	—	—
Options	Investments	3	4,032	2	1,485
Total		$15,958	462,194	110	20,841

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

		Liabilities
		December 31, 2018		December 31, 2017
	Balance sheet location	Carrying Value	Notional amount	Carrying Value	Notional amount
Swaps	Other liabilities	$—	—	7,514	578,655
Currency forwards	Other liabilities	963	101,558	1,550	264,632
Derivatives from consolidated funds:
Swaps	Other liabilities	206	5,088	206	10,470
Currency forwards	Other liabilities	291	47,503	128	71,345
Options	Other liabilities	3	334	—	—
Total		$1,463	154,483	9,398	925,102

Notional amounts do not represent amounts exchanged by the parties and thus are not a measure of the Company’s exposure. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the instruments, which relate to interest rates, exchange rates, security prices, credit spreads, or changes in an underlying financial index. The Company’s net exposure to these derivatives is generally limited to the deviation of the sponsored products’ performance against their respective benchmarks, typically a financial index.
Realized gains and losses associated with derivative instruments that are included in net investment gains and losses were $79 of losses and $30,898 of gains for the year ended December 31, 2018, $73,033 of losses and $1,121 of gains for the year ended December 31, 2017, and $14,228 of losses and $59 of gains for the year ended December 31, 2016. The amount included in net investment gains and losses in the accompanying consolidated statements of income as a result of the change in unrealized value of derivatives was $23,969 of gains, $3,943 of losses and $6,111 of losses for the years ended December 31, 2018, 2017 and 2016, respectively.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

(9)	Fair Value of Financial Instruments
The following tables present the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis:

	December 31, 2018
	Level 1	Level 2	Level 3	Valued at net asset value	Total
Assets:
Investments:
Mutual funds	$176,532	—	—	40,585	217,117
Common stock	7,047	569	—	—	7,616
Derivatives	—	15,711	—	—	15,711
Other	282	—	—	—	282
Consolidated investment funds:
Mutual funds	14,239	2,642	—	—	16,881
Common stock	169,416	26,835	—	—	196,251
Exchange traded funds	4,935	—	—	—	4,935
U.S. government bonds	—	3,361	—	—	3,361
Corporate bonds	—	10,227	—	—	10,227
Other	—	1,880	—	—	1,880
Total investments	372,451	61,225	—	40,585	474,261

Investments for deferred compensation:
Mutual funds	153,450	—	—	—	153,450
Total assets at fair value	$525,901	61,225	—	40,585	627,711

Liabilities:
Contingent consideration (1)	$—	—	22,593	—	22,593
Derivatives	—	963	—	—	963
Consolidated investment funds:
Derivatives	—	500	—	—	500
Total liabilities at fair value	$—	1,463	22,593	—	24,056
(1) See Note 15 for additional information.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

	December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets:
Investments:
Mutual funds	$244,651	—	—	244,651
Common stock	7,186	953	—	8,139
Foreign government bonds	—	2,946	—	2,946
Other	464	2,064	—	2,528
Consolidated investment funds:
Mutual funds	18,497	—	—	18,497
Common stock	205,309	36,368	—	241,677
Foreign government bonds	—	5,297	—	5,297
Other	—	1,317	—	1,317
Total investments	476,107	48,945	—	525,052

Investments for deferred compensation:
Mutual funds	178,504	—	—	178,504
Total assets at fair value	$654,611	48,945	—	703,556

Liabilities:
Contingent consideration (1)	$—	—	20,159	20,159
Derivatives	—	9,064	—	9,064
Consolidated investment funds:
Derivatives	—	334	—	334
Total liabilities at fair value	$—	9,398	20,159	29,557
(1) See Note 15 for additional information.

Securities are valued using quoted market prices, when available, as supplied primarily by portfolio pricing services and dealers. Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange and are classified as Level 1. Securities may be classified as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs. Internally priced securities using significant unobservable market data inputs are also classified as Level 3. Securities traded on foreign securities exchanges may be classified as Level 2 if an adjustment is made to the last sale price of the security to account for any market movements after the foreign market close. Shares of mutual funds are valued at the quoted net asset value of the funds and are classified as Level 1. Cash and cash equivalents of $551,004 and $387,437 as of December 31, 2018 and 2017, respectively, is invested in money market mutual funds, which are also classified as Level 1, and are excluded from the tables above.

The use of different assumptions or valuation methodologies may have a material impact on the estimated fair value amounts. For the periods presented, there were no significant changes to any of the Company’s valuation techniques.
For the years ended December 31, 2018 and 2017 there were no transfers between Levels 1, 2, or 3. The policy of the Company is to recognize transfers in and transfers out as of the beginning of the reporting period.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

(10)	Variable Interest Entities
A VIE is an entity where either equity investors lack certain essential characteristics of a controlling financial interest (including substantive voting rights, the obligation to absorb the entity’s losses, or the rights to receive the entity’s returns) or equity investors do not provide sufficient financial resources for the entity to support its activities.
In the normal course of business, the Company serves as investment advisor to various investment vehicles qualifying as VIEs and may invest in certain vehicles in the form of seed capital. The Company determines it is the primary beneficiary when: (a) the Company has the power to direct the activities of the VIE that most significantly impacts its economic performance, and (b) the Company holds a significant variable interest in the VIE in the form of seed capital. If both of these factors are present in the Company’s relationship with a VIE, then the entity is consolidated.
The Company serves as investment advisor to OppenheimerFunds UCITS funds and has invested seed capital in certain of these funds. The UCITS funds are considered VIEs and the Company consolidates the UCITS for which it is determined to be the primary beneficiary. The fair value of the investments in consolidated UCITS held by the Company was $224,516 and $261,770 at December 31, 2018 and 2017, respectively. UCITS for which the Company is not the primary beneficiary are immaterial and accounted for as fair value investments.
In December 2018, the Company formed, and invested in, a new limited partnership (“LP”). As with other LPs, the vehicle is considered a VIE and the Company serves as investment advisor and general partner. Normally, the Company does not make a significant investment and does not hold a significant variable interest. Yet in this new LP, the Company made a significant investment in the form of seed capital, causing the Company to be the primary beneficiary. The fair value of the investment in the consolidated LP was $49,942 at December 31, 2018. The Company accounts for unconsolidated LPs where it is not the primary beneficiary under the equity method, as discussed in note 1(d), Investments.
The following tables present the balances of assets and liabilities held by the consolidated VIEs as of December 31, 2018 (LP and UCITS) and as of December 31, 2017 (UCITS) measured at fair value on a recurring basis:

	December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets:
Investments:
Common stock	$101,936	77,813	—	179,749
Foreign government bonds	—	107,353	—	107,353
Corporate bonds	—	18,426	—	18,426
Other	—	750	—	750
Total assets at fair value	$101,936	204,342	—	306,278

Liabilities:
Other liabilities:
Currency forwards	$—	559	—	559
Total liabilities at fair value	$—	559	—	559

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

	December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets:
Investments:
Common stock	$80,093	81,179	—	161,272
Foreign government bonds	—	96,402	—	96,402
Corporate bonds	—	6,484	—	6,484
Other	—	1,064	—	1,064
Total assets at fair value	$80,093	185,129	—	265,222

Liabilities:
Other liabilities:
Swaps	$—	410	—	410
Currency forwards	—	82	—	82
Total liabilities at fair value	$—	492	—	492

Securities are valued using quoted market prices, when available, as supplied primarily by portfolio pricing services and dealers. Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange and are classified as Level 1. Securities traded on foreign securities exchanges may be classified as Level 2 if an adjustment is made to the last sale price of the security to account for any market movements after the foreign market close. Securities may be classified as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs. Internally priced securities using significant unobservable market data inputs are also classified as Level 3. As of December 31, 2018 and 2017, the consolidated VIE’s did not hold any Level 3 investments. For the years ended December 31, 2018 and 2017 there were no transfers between Levels 1, 2, or 3. The policy of the Company is to recognize transfers in and transfers out as of the beginning of the reporting period.
The use of different assumptions or valuation methodologies may have a material impact on the estimated fair value amounts. There were no significant changes to the fair valuing techniques for the years ended December 31, 2018 and 2017.
Gains and losses from the sales of investments, as well as changes related to fair value, are included in net investment gains and losses in the consolidated statements of income. The amounts included in net investment gains and losses for consolidated VIEs were $42,939 of losses, $41,603 of gains and $1,626 of gains for the years ended December 31, 2018, 2017 and 2016, respectively.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

(11)	Income Taxes
The components of income taxes included in the accompanying consolidated statements of income are as follows:

	Years ended December 31,
	2018	2017	2016
Income tax provision (benefit):
Current:
Federal	$143,374	194,171	158,510
State and other	(4,817)	19,502	13,975
Total current	138,557	213,673	172,485
Deferred:
Federal	(10,089)	2,091	(1,553)
State and other	(457)	848	1,178
Total deferred	(10,546)	2,939	(375)
Total income tax provision	$128,011	216,612	172,110

A reconciliation of the income taxes computed by applying the prevailing corporate U.S. federal tax rate to the provision reflected in the accompanying consolidated financial statements for the years ended December 31, 2018, 2017 and 2016 is as follows:

	2018		2017
	Amount	Percentage	Amount	Percentage
Provision for income taxes at U.S. federal rate	$138,614	21.0%	$207,866	35.0%
State and local taxes, net of federal effect	5,958	0.9	8,979	1.5
Permanent differences	(3,440)	(0.5)	(3,150)	(0.5)
Changes in liability for income tax uncertainties	(10,005)	(1.5)	3,570	0.6
Change in valuation allowance	(1,541)	(0.2)	504	0.1
Corporate tax rate reduction	—	—	(894)	(0.2)
Other, net	(1,575)	(0.3)	(263)	—
Total	$128,011	19.4%	$216,612	36.5%

	2016
	Amount	Percentage
Provision for income taxes at U.S. federal rate	$178,297	35.0%
State and local taxes, net of federal effect	7,287	1.4
Permanent differences	(15,564)	(3.1)
Changes in liability for income tax uncertainties	2,295	0.5
Change in valuation allowance	(355)	(0.1)
Other, net	150	—
Total	$172,110	33.7%

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities were as follows:

	As of December 31,
	2018	2017

Deferred tax assets:
Deferred compensation arrangements	$30,967	34,148
Federal and State net operating losses	24,789	27,337
Share-based payment arrangements	25,389	23,939
Unrealized losses on investments	9,490	—
Accrued expenses	340	579
Other	4,414	7,390
Gross deferred tax assets	95,389	93,393
Less valuation allowance	(10,842)	(12,383)
Total deferred tax assets	84,547	81,010

	As of December 31,
	2018	2017

Deferred tax liabilities:
Goodwill and intangible assets	48,596	47,267
Deferred sales commissions	1,558	2,048
Unrealized gains on investments	—	9,482
Fixed assets	10,349	7,041
Other	2,308	3,982
Gross deferred tax liabilities	62,811	69,820
Net deferred tax assets	$21,736	11,190
At December 31, 2018, the Company has net operating loss carryforwards for federal and state income tax purposes of $24,789 which are available to offset future federal and state taxable income through 2036.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income of the appropriate character during the periods in which those temporary differences become deductible. Management considers the amount of taxes paid in prior years, scheduled reversal of deferred tax assets/liabilities, projected future taxable income and tax planning strategies in this assessment. The Company has established valuation allowances when it is more likely than not that deferred tax assets will not be realized.
As of December 31, 2018 and 2017, the total valuation allowances of $10,842 and $12,383, respectively, are attributable to state net operating losses that management believes may not be realized prior to their expiration.
As of December 31, 2018 and 2017, excluding liabilities related to uncertain tax positions, $80,676 and $101,530, respectively, were payable to Mass Mutual for consolidated federal income taxes. As of December 31, 2018 and 2017, $5,362 and $6,754, respectively, were receivable from state and local jurisdictions for state and local income taxes.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

Companies generally are required to disclose uncertain tax positions, in order to provide users of financial statements more information regarding potential liabilities. A reconciliation of the Company’s beginning and ending liability for uncertain tax positions is as follows:

Balance at December 31, 2016	$41,771
Gross decreases - prior period tax positions	(2,874)
Gross increases - current year tax positions	8,341
Balance at December 31, 2017	47,238
Gross decreases - prior period tax positions	(22,571)
Gross increases - current year tax positions	8,499
Balance at December 31, 2018	$33,166
The liability for uncertain tax positions balances as of December 31, 2018 and 2017 includes $26,455 and $37,327, respectively, of net uncertain tax positions that, if recognized, would impact the Company’s effective tax rate.
The Company recognizes accrued interest and penalties related to the liability for uncertain tax positions as a component of the provision for income taxes. As of December 31, 2018 and 2017, the Company’s liability for interest and penalties were $5,698 and $9,384, respectively, and $3,685, $2,600 and $607 of interest and penalties income and expenses were recorded in earnings for the years ended December 31, 2018, 2017 and 2016, respectively.
Tax returns filed in previous years are subject to audit by various federal, state, and international taxing authorities and as a result of such audits, additional tax assessments may be proposed. The following tax years remain open to income tax examination for each of the more significant jurisdictions where the Company is subject to income taxes: tax years 2014 and later remain open to U.S. federal income tax examination,  tax years 2015 and later remain open to income tax examination in New York State and New York City, tax years 2014 and later remain open to income tax examination in Colorado, and tax years 2014 and later remain open to income tax examination in various other state tax jurisdiction.
Based on current information available, the Company either does not anticipate the total amount of uncertain tax positions to significantly increase or decrease within the next 12 months, or if it will significantly change, the Company is unable to reasonably estimate what this change will be.

(12)	Shareholders’ Equity

(a)	Common Stock
The Class A Common Stock is entitled in the aggregate to 80% of the votes, and the Class B Common Stock is entitled in the aggregate to 20% of the votes with respect to all matters submitted to a vote by shareholders, except in cases where as a matter of law the Class A and Class B shareholders must vote separately as a class, in which event, the matter must be approved by holders of a majority of the shares of each such class. Class C Common Stock has no voting rights, except as required by law.
The shares of Class B and Class C Common Stock are subject to repurchase, and the share‑based payment arrangements with respect to the Class C Common Stock are subject to cancellation.
At December 31, 2018 and 2017, Mass Mutual owned 100% of the outstanding Class A Common Stock; 100% of the Class B Common Stock; and 97.4% and 98.1% of the Class C Common Stock, respectively.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

(b)	Treasury Shares
Common stock reacquired or reissued from treasury is recorded at cost as a reduction or an increase in shareholders’ equity, respectively. The Company applies specific identification method for determining the cost of its treasury shares.

(c)	Share‑Based Payment Arrangements
The various types of share‑based payment arrangements currently outstanding are summarized below:
Equity Classified Awards
Stock settled stock appreciation rights (S‑SAR) are net‑share settled in an equivalent number of shares of OAC stock equal to the intrinsic value of the award on exercise date divided by the stock price on exercise date. Awards vest on a graded basis over four years, and have a maximum contractual term of four to six years. Certain awards cliff vest in three, five, or seven years, and have a maximum contractual term of ten years. The fair value of awards granted during the year is estimated on the date of grant using a Black‑Scholes option pricing model, which uses the assumptions noted in the following table:

	2018	2017	2016
Expected volatility	4.1%-4.8%	4.4%-5.0%	4.5%-4.9%
Expected term	3.5-5.0 years	3.5-5.0 years	3.5-5.0 years
Risk-free rate of return	2.6%-2.9%	1.7%-1.9%	1.0%-1.2%
Expected dividends	None	None	None
Expected volatility is based on the historical volatility of the Company’s formula stock price over the expected term of the award. Expected term was determined based on a simplified method for plain vanilla options as the Company believes that exercise behavior for S‑SARs may differ from historical exercise behavior of previously granted award types. The yield on grant date of a zero‑coupon U.S. Treasury instrument with a maturity date that approximates the expected term of the award is used to estimate the risk‑free rate of return. No dividend assumption is used, as the Company’s formula stock price is not adjusted upon payment of dividends.
The majority of nonvested share awards (NVS) cliff vest four years after the date of grant. Certain awards cliff vest in three, five, or seven years. Compensation cost is determined based on the grant date fair value. Holders of NVS are eligible to receive dividends declared after the grant date. The payment of dividends is deferred until vesting of the shares.
Liability Classified Awards
Phantom restricted units (PRU) are similar to NVS awards, except holders do not own actual shares nor are they eligible for dividends on those shares. The awards are settled in cash in an amount equal to the intrinsic value of the award. These awards cliff vest and expire three years after the date of grant.
The Company may grant up to the total maximum of $57,585 in Restricted Stock Performance Awards (RSPA) under the Partnership Plan adopted by the Company in 2015. The RSPA the Company will ultimately grant will be determined based on whether the Company achieves all or a designated portion of the performance criteria established by the Company (the plan goals) during the four year performance period ending December 31, 2018. Upon achievement of a plan goal, the designated portion of the RSPA will be granted to the plan participants as nonvested shares of the Company’s Class C common stock, which will vest one-third per year over three years from the grant date. Compensation expense for Partnership Plan awards is based upon the probable plan goal that will be achieved. The expense is recognized on a straight-line basis over the service period consisting of the probable period to achieve the

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

plan goal and the vesting period. Achievement of all plan goals at December 31, 2018 was deemed improbable as such; the full amount of the previously accrued liability was reversed. The liability related to the RSPA plan included as part of accrued compensation on the Company’s consolidated balance sheet at December 31, 2018 and 2017 was $0 and $4,644, respectively.
Summary for All Award Types
A summary of share‑based payment activity as of December 31, 2018, and changes during the year then ended, is as follows:

Stock settled SAR	Number of share units	Weighted average exercise price	Weighted average remaining contractual term
	(Thousands)	(Whole $)	(Years)
Outstanding at January 1, 2018	2,654	$98
Granted	359	111
Exercised	(337)	85
Forfeited	(59)	107
Expired	(123)	54
Outstanding at December 31, 2018	2,494	100	3.1
Exercisable at December 31, 2018	1,807	$99	2.5

Equity classified NVS	Number of shares	Weighted average grant date fair value
	(Thousands)	(Whole $)
Nonvested at January 1, 2018	1,406	$101
Granted	436	110
Vested	(303)	99
Forfeited	(108)	102
Nonvested at December 31, 2018	1,431	104

PRU	Number of share units	Weighted average remaining contractual term
	(Thousands)	(Years)
Outstanding at January 1, 2018	141	—
Granted	45	—
Exercised	(47)	—
Forfeited	(12)	—
Outstanding at December 31, 2018	127	1.5
Exercisable at December 31, 2018	—	—

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

A summary of share‑based payment details is as follows:

	Years ended December 31,
	2018	2017	2016
Weighted average grant date fair value of S-SARs granted during the year (whole $), per unit	$13	8	7
Weighted average grant date fair value of equity classified NVS granted during the year (whole $), per unit	110	96	103
Intrinsic value of S-SARs exercised	7,665	3,429	40,006
Intrinsic value of PRUs settled via cash payment	5,015	4,021	5,212
Intrinsic value of NVS that vested during the year	32,959	28,203	35,468
The amount of compensation charged to income for share‑based payment arrangements was an expense of $43,939, $44,473 and $46,976 for the years ended December 31, 2018, 2017 and 2016, respectively. The related tax benefit was $9,738, $16,059 and $17,122 for the years ended December 31, 2018, 2017 and 2016, respectively.
The tax benefit realized from S‑SARs exercised and NVS vested was $8,507, $10,940 and $26,614 for the years ended December 31, 2018, 2017 and 2016. Effective January 2016, the Company recognizes excess tax benefits and tax deficiencies on share-based payment awards in the statement of income in accordance with ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. Tax benefit recognized within income tax expense was $1,429, $2,381 and $14,672 for the year ended December 31, 2018, 2017 and 2016 respectively. Prior to adoption of ASU 2016-09 this amount would have been recorded as an increase of additional paid-in capital.
As of December 31, 2018, there was $72,303 of unrecognized compensation expense related to nonvested S-SAR, NVS, and PRU awards. The weighted average period over which this expense is expected to be recognized is 2.1 years.
As a result of Invesco’s acquisition of the Company, which closed on May 24, 2019, the Company’s share-based payment arrangements were terminated. Outstanding award holders received cash for the intrinsic value of S-SARs and PRUs, and Invesco’s NVS for the intrinsic value of NVS. The intrinsic value was determined based on the Invesco transaction price.

(13)	Secured Demand Notes
On October 30, 2017, OFDI entered into four new secured demand notes (SDNs) with MassMutual Holding, LLC, a wholly owned subsidiary of Mass Mutual, each in the amount of $25,000 and totaling $100,000. The SDNs have varying maturity dates from September 1, 2021 to September 1, 2027, and a .05% annual fee.
At December 31, 2018 and 2017, the collateral for the outstanding SDNs consisted of cash, U.S. Government and U.S. Government Agency securities with a fair value approximating $122,007 and $123,211, respectively. The Company has not exercised its right to sell or repledge the collateral payable by the Company.
The corresponding liability “Note payable under subordinated secured demand note collateral agreement” is subordinate to the claims of the general creditors. To the extent that the subordinated borrowings are required for the Company’s continued compliance with the minimum net capital requirements under Rule 15c3-1, they

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

may not be repaid. The notes payable are available in computing net capital under the Securities and Exchange Commission (SEC) net capital rules. As discussed in note 19, Subsequent Events, the Company repaid the SDNs on April 12, 2019.

(14)	Corporate Revolving Credit Facility
In March 2017, the Company entered into a $200,000 revolving credit facility with a syndicate of commercial banks. In 2018, the facility was extended to March 2019. The facility provides for borrowings denominated in U.S. dollars. Facility fees vary based on the Company’s leverage ratio. Borrowings under the facility bear interest at a market-based rate plus a margin determined by the Company’s leverage ratio. As of December 31, 2018, the Company had no borrowings outstanding under the facility. As discussed in note 19, Subsequent Events, on January 31, 2019, the Company elected to terminate the facility effective on February 5, 2019.

(15)	Commitments and Contingencies
The Company rents office space and equipment under leases expiring during the next 10 years. At December 31, 2018, the aggregate minimum annual rentals under noncancelable operating leases are as follows:

	Mass Mutual	Other	Total
Year ending December 31:
2019	$1,441	18,057	19,498
2020	1,447	17,263	18,710
2021	849	17,412	18,261
2022	—	17,369	17,369
2023	—	17,603	17,603
Thereafter	—	88,572	88,572
Total	3,737	176,276	180,013
Less sublease	1,146	1,242	2,388
Net	$2,591	175,034	177,625

Total lease expense, net of sublease income for the years ended December 31, 2018, 2017 and 2016 was $20,835, $20,307 and $18,966, respectively.
As discussed in note 3, Recent Acquisitions, the Company may become obligated to pay the sellers of SNW Asset Management Corporation (SNW) additional consideration contingent upon the attainment of certain performance objectives. The agreement between the Company and SNW sellers includes the potential for earn-out payments in years 3, 4, and 5 after the acquisition, beginning with year 2019. Each of the three earn-out payments will be capped at a maximum of $2,000, with the total of all three earn-out payments not to exceed $6,000 in any case. The Company has recognized the acquisition date fair value of the contingent consideration liability of $2,307 as of April 28, 2017, and the amount will be remeasured to fair value each reporting period until the contingency is resolved. Any increase or decrease in fair value will be recorded as expense or income on the Company’s consolidated statement of income. The Company estimates the fair value of the liability using the expected present value technique, which includes the use of unobservable (Level 3) inputs that are significant to the fair value measurement. Inputs include risk adjusted expected cash flows and appropriate discount rates. Based on remeasurement performed as of December 31, 2018, no adjustment to the liability was needed. The

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

contingent consideration related to the SNW acquisition included as part of other liabilities on the Company’s consolidated balance sheet at December 31, 2018 and 2017 was $2,748 and $2,476, respectively.
The Company recognized contingent consideration as part of December 2, 2015 acquisition of VTL Associates, LLC (VTL). The Company would be obligated to pay the sellers of VTL additional consideration contingent upon the attainment of certain performance objectives. The sale and purchase agreement includes the potential for earn‑out payments at the end of years 3, 4, and 5, beginning with year 2018. The first earn-out payment will be capped at a maximum of $11,667. The second and third earn-out payments are capped at whatever earn-out amount has not been paid in either of the two preceding years, in addition to $11,667 each year, with the total of all three earn-out payments not to exceed $35,000 in any case. The Company estimates the fair value of the liability using the expected present value technique, which includes the use of unobservable (Level 3) inputs that are significant to the fair value measurement. Inputs include risk adjusted expected cash flows and appropriate discount rates. The liability will be re-measured to fair value at each reporting date until the contingency is resolved. Any increase or decrease in fair value will be recorded as expense or income on the Company’s consolidated statement of income. In December 2016, the Company remeasured the liability to fair value and recorded a reduction to the liability of $1,098. The corresponding income is included as a reduction of selling, general, and administrative expenses on the Company’s consolidated statement of income for the year ended December 31, 2016. Based on remeasurement performed as of December 31, 2018 and 2017, no adjustment to the liability was needed. The contingent consideration related to the VTL acquisition included as part of other liabilities on the Company’s consolidated balance sheet at December 31, 2018 and 2017 was $19,845 and $17,683, respectively.
The Company recognized contingent consideration as part of December 3, 2012 acquisition of SteelPath Capital management LLC and SteelPath Fund Advisors LLC (together SteelPath). The Company made the first two earn-out payments of $24,000 each in December 2014 and December 2015. The last earn-out payment of $20,446 was made in December 2016. The company recorded income of $3,316 representing the difference between the liability balance at December 31, 2015 and the payment made in December 2016, which is included as a reduction of selling, general, and administrative expenses on the Company’s consolidated statement of income for the year ended December 31, 2016.

(16)	Net Capital Requirements
As a broker/dealer registered with the SEC, OFDI is required to maintain minimum net capital, as defined in Rule 15c3‑1 of the Securities Exchange Act of 1934 (the Rule). OFDI computes its net capital using the alternative standard appearing in paragraph (a)(1)(ii) of the Rule. Under this method, minimum capital is $250. At December 31, 2018 and 2017, OFDI had net capital of $128,275 and $62,959, respectively, which exceeded requirements by $128,025 and $62,709, respectively.

(17)	Discontinued Operations
In December of 2008, certain funds managed by Tremont suffered significant declines in AUM as a result of the fraud perpetrated by Bernard L. Madoff and his investment firm. Subsequent to these events and as a result of further declines in AUM, Tremont decided to cease its operations on December 31, 2009. As of December 31, 2009 all significant direct cash flows related to the operations of Tremont had been eliminated.
OAC has reported the balance sheet amounts and the income statement results related to Tremont as assets and liabilities related to discontinued operations on the consolidated balance sheets for 2018 and 2017 and gains and losses from discontinued operations, net of income taxes in the consolidated statements of income for 2018,

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

2017 and 2016. The operating, investing, and financing activities within the consolidated statements of cash flows have been reported as discontinued operations for all periods presented.
The following table details selected financial information included in the income (loss) from discontinued operations, net of income taxes in the consolidated statements of income:

	Years ended December 31,
	2018	2017	2016
Expenses:
General and administrative expenses	$468	(1,063)	5,547
Total expenses	468	(1,063)	5,547
Income (loss) before income taxes	(468)	1,063	(5,547)
Income tax expense (benefit)	61	394	(57,080)
Net income (loss)	$(529)	669	51,533

The major classes of assets and liabilities related to discontinued operations in the consolidated balance sheets are as follows:

	As of December 31,
	2018	2017
Assets:
Cash and cash equivalents	$218	1,200
Equity method investments	33	919
Deferred tax asset	33	110
Income tax receivable	—	162
Total assets	$284	2,391

Liabilities:
Accounts payable and accrued expenses	$301	1,728
Income tax payable	191	—
Other	1,084	1,047
Total liabilities	$1,576	2,775

On December 15, 2016, Tremont Group Holdings converted to a Limited Liability Company under the laws of the State of Delaware. This conversion resulted in a liquidation of Tremont Group Holdings for federal and state income tax purposes. Tremont Group Holdings was insolvent at the time of liquidation, and, having otherwise met the requirements of IRC §165(g)(3), this entitled the Company to a worthless securities deduction on its stock basis in Tremont Group Holdings (and Subsidiaries) for federal and state income tax purposes in the amount of $152,100. The corresponding tax benefit of $55,036 and the related income tax receivable were included in the income from discontinued operations and assets related to discontinued operations on the Company’s income statement for the year ended December 31, 2016, and balance sheet as of that date, respectively.

(18)	Litigation
In 2009, several putative class action lawsuits were filed in connection with the investment performance of Oppenheimer Rochester California Municipal Fund, a fund advised by OFI and distributed by its subsidiary OFDI (the California Fund Suit). The plaintiffs in the California Fund Suit raised claims against OFI, OFDI and

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

certain present and former trustees and officers of the fund under federal securities laws and alleged, among other things, that the disclosure documents of the fund contained misrepresentations and omissions, that the investment policies of the fund were not followed, and that the fund and the other defendants violated federal securities laws and regulations and certain state laws. The suits were consolidated before the U.S. District Court for the District of Colorado. In 2016, OFI recorded a reserve of $33,400 as an estimate of the probable amount of the costs it would incur to resolve the California Fund Suit and a related insurance recovery of $14,200. In January 2017, the parties participated in a mediation of their dispute, which did not result in a settlement. In July 2017, the parties executed a stipulation of settlement resolving this matter. Pursuant to the terms of the settlement, OFI paid $50,750 to plaintiffs in August 2017. In November 2017, the court entered an order and final judgment approving the settlement. In December 2017, the Company received the insurance settlement proceeds of $14,200. Selling, general, and administrative expenses on the consolidated statements of income for the years ended December 31, 2017 and 2016, respectively, include litigation loss of $17,350 and litigation loss of $33,400 and insurance recovery of $14,200.
OAC’s subsidiaries are involved in various other legal proceedings and regulatory matters that arise in the ordinary course of their respective businesses. In connection with informal and formal inquiries, examinations and investigations by the Securities and Exchange Commission, the Financial Industry Regulatory Authority and other regulators, the Company receives numerous requests, subpoenas and orders for documents, testimony and information in connection with various aspects of their regulated activities. In the opinion of management, after consultation with legal counsel, the resolution of those proceedings and regulatory matters are not expected to have a material adverse effect on OAC’s consolidated financial position, results of operations, or liquidity.

(19)	Subsequent Events
On January 31, 2019, the Company elected to terminate the revolving credit facility discussed in note 14, Corporate Revolving Credit Facility, effective on February 5, 2019. The Company did not make any borrowings under the facility.
On April 12, 2019, the Company repaid the SDNs discussed in note 13, Secured Demand Notes. The Company settled these demand notes with the delivery of securities, which were held as collateral for these notes and were subject to repurchase by the holder of the notes.
On May 22, 2019, the Company repaid the note discussed in note 1(h), Note Payable. The Company fully repaid the note and accrued interest of $50,000 and $611, respectively.
As discussed in note 5, Employee Benefit Plan, the Plan was terminated effective May 23, 2019. The Plan termination was a result of Invesco’s acquisition of the Company, which closed on May 24, 2019. Following the Plan Termination Date, participant accounts are eligible to be distributed out of the Plan or rolled over.
Subsequent to December 31, 2018, the Company transferred $306,665 of its Investments to Mass Mutual and sold $118,274 of its Investments. The Company also transferred $13,638 in derivative liabilities to MassMutual and settled $12,396 in derivative liabilities. As a result of the investment disposals, the Company no longer held the majority ownership interest in the investment vehicles consolidated at December 31, 2018. The following accounts were impacted by the investment deconsolidations: Cash and cash equivalents, Accounts receivable: Other, Investments, Prepaid assets, Accounts payable and accrued expenses, and Other liabilities.
Also subsequent to December 31, 2018, the Company transferred $295,445 of its interest in consolidated VIEs to Mass Mutual. As a result of the transfers, the Company was no longer the primary beneficiary of the VIEs consolidated at December 31, 2018.

Exhibit 99.1
OPPENHEIMER ACQUISITION CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2018, 2017 and 2016
(Dollars in thousands)

The Company evaluated subsequent events through June 27, 2019, which is the date the consolidated financial statements were available to be issued. There were no other significant subsequent events that would require adjustments to or disclosures in the consolidated financial statements.